UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2015

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the 2015 Annual Meeting of Stockholders on April 28, 2015, the following actions were taken:

•	Robert K. Ditmore, Frederick H. Eppinger and David L. Steward were re-elected as Class II Directors;

•	The proposal to approve the advisory vote on executive compensation was approved;

•	The selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015, was ratified; and

•	The proposal to ratify an amendment to the Company's By-Laws to include a forum selection clause was approved.

The final results of voting on each of the matters submitted to a vote of security holders during the Registrant's annual meeting of shareholders on April 28, 2015, are as follows:

1.	Election of Directors:	For	Withheld	Broker Non-Votes
	Robert K. Ditmore	101,631,678	1,841,587	6,807,321
	Frederick H. Eppinger	103,033,525	439,740	6,807,321
	David L. Steward	101,661,770	1,811,495	6,807,321

		For	Against	Abstentions	Broker Non-Votes
2.	Advisory resolution to approve executive compensation.	89,980,613	12,992,019	500,633	6,807,321

		For	Against	Abstentions
3.	Ratification of KPMG LLP as registered public accountants.	107,821,932	2,224,780	233,874

		For	Against	Abstentions	Broker Non-Votes
4.	Ratification of amendment to the Company's By-Laws to include a forum selection clause.	61,504,937	41,717,572	250,756	6,807,321

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	April 29, 2015	By:	/s/ William N. Scheffel
William N. Scheffel Executive Vice President & Chief Financial Officer